19 Briar Hollow Lane, Suite 263 Houston, Texas 77027 (713) 552-9800 FAX (713) 552-9700 www.abbmgroup.com

April 4, 2011

By Fax and Regular Mail:   202.772.9252
SEC – Office of the Chief Accountant
Attn:   SECPS Letter File
Securities and Exchange Commission
Mail Stop 6561
100 F Street, NE
Washington, DC 20549

By E-Mail and Regular Mail
Mr. John Shearer
President
Green Technology Solutions, Inc.
2880 Zanker Road, Suite 203
San Jose, CA 95134

Ladies/Gentlemen:

We were previously principal accountants for Green Technology Solutions, Inc., formerly Sunrise Energy Resources, Inc., (Commission File Number 1-11248), but we have not issued a report on the financial statements of Green Technology Solutions, Inc. for any period.

We have read the Form 8-K dated April 1, 2011 provided to us on April 4, 2011, and we concur with the information shown therein.

We confirm we had no disagreements with Green Technology Solutions, Inc., formerly Sunrise Energy Resources, Inc., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the period of our engagement, which began July 19, 2010, and ended April 1, 2011.

Very truly yours, ABBM Group, Ltd LLP

International Associate
UK 200 GROUP
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